EXHIBIT 10(l-8)

SIXTH AMENDMENT
TO THE
LONG TERM INCENTIVE PLAN
OF EMCOR GROUP, INC.

WHEREAS, the EMCOR Group, Inc. Long Term Incentive Plan was adopted in 2005 and has since been amended (the aforesaid plan, as amended, the “LTIP”);

WHEREAS, Section 8.1 of the LTIP provides that the Board of Directors of EMCOR Group, Inc. (the “Board”) may amend the LTIP, subject to the terms of Section 8.1; and

WHEREAS, the Board has determined that the LTIP should be further amended as provided below;

NOW, THEREFORE, the LTIP is hereby amended as follows:

1.    Effective January 1, 2016 new Section 9.14 is added to read as follows:

“9.14. Recoupment of Awards. All Performance Based Target Bonus awards, that may be granted with respect to Applicable Three Year Periods commencing on or after January 1, 2016, whether or not vested, will be subject to the Company’s Executive Compensation Recoupment Policy, as such policy may be amended and in effect from time to time (the “Clawback Policy”). By participating in the Plan, including by receiving any award benefit or payment under the Plan, a Participant will be deemed to have agreed to comply promptly and in full with all terms and conditions of the Clawback Policy with respect to such award.”

2.     Except as hereinabove amended, the LTIP, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 1st day of January 2016.

EMCOR GROUP, INC.

By: ______/s/ Anthony J. Guzzi_________
President and Chief Executive Officer